Exhibit 23.2

Independent Auditors’ Consent

The Board of Directors

Anteon International Corporation and subsidiaries:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated February 14, 2003, contains an explanatory paragraph that states that effective January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”.

/s/    KPMG LLP

KPMG LLP

McLean, Virginia

March 1, 2004